Exhibit 99.1
Kelly Reports
Second-Quarter 2022 Earnings

•Q2 revenue up 0.7% from a year ago; 2.7% in constant currency
•Q2 operating earnings of $8.2 million and earnings per share of $0.06 down from a year ago primarily due to a non-cash impairment charge related to our operations in Russia
•Adjusted operating earnings of $22.3 million; up 63% from a year ago
•Completed the acquisition of Pediatric Therapeutic Services in May to extend our leading position in K-12 education

TROY, Mich. (August 11, 2022) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the second quarter of 2022.

Peter Quigley, president and chief executive officer, announced revenue for the second quarter of 2022 totaled $1.3 billion, a 0.7% increase, or 2.7% in constant currency, compared to the corresponding quarter of 2021. Revenue improved year-over-year in the quarter reflecting increased customer demand compared to the COVID-19-impacted prior year period, as well as the impact of the recent acquisitions of RocketPower, a recruitment process outsourcing firm, and Pediatric Therapeutic Services, a specialty firm providing in-school therapy services.

Earnings from operations in the second quarter of 2022 totaled $8.2 million, compared to $13.7 million reported in the second quarter of 2021. Earnings in the second quarter of 2022 include an asset impairment charge related to our decision to transition our business in Russia and a gain on sale of assets related to the disposition of under-utilized real property located in the United States. Excluding those items, adjusted earnings from operations were $22.3 million compared to $13.7 million in the second quarter of 2021. Earnings improved as a result of revenue growth combined with structural improvement in gross profit rate and expense leverage.

Earnings per share in the second quarter of 2022 were $0.06 compared to earnings per share of $0.60 in the second quarter of 2021. Included in the earnings per share in the second quarter of 2022 is a $0.48 per share asset impairment charge, net of tax, related to our decision to transition our business in Russia and an $0.08 per share gain on sale of assets, net of tax, related to the disposition of under-utilized real property located in the United States. Included in the second quarter of 2021 is earnings per share of $0.11 gain, net of tax, related to non-cash gains, net of tax, on Persol Holding common shares. On an adjusted basis, earnings per share were $0.45 in the second quarter of 2022 compared to $0.49 in the corresponding quarter of 2021. Adjusted earnings per share in the second quarter of 2022 declined as a result of higher 2022 tax expense compared to the same period in 2021.

"We saw solid demand for Kelly’s specialties in the second quarter and, importantly, we are successfully translating revenue into strong gross profit growth. We drove significant improvement in our gross profit rate year over year, due to our continued positive shift in business mix toward higher-margin products and specialties boosted by our specialty acquisitions,” said Quigley. “We have significant capital available to enable growth, and we are putting that capital to work to drive shareholder value. While there is some economic uncertainty in the second half of the year, we are confident that our focused and well-capitalized specialization strategy will continue to deliver value in 2022 and beyond.”

Kelly also reported that on August 10, its board of directors declared a dividend of $0.075 per share. The dividend is payable on September 7, 2022 to stockholders of record as of the close of business on August 24, 2022.

In conjunction with its second-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on August 11 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the Telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 2:30 p.m. ET on August 11, 2022, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 8237932#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These factors include, but are not limited to, changing market and economic conditions, the impact of the novel coronavirus (COVID-19) outbreak, competitive market pressures including pricing and technology introductions and disruptions, disruption in the labor market and weakened demand for human capital resulting from technological advances, competition law risks, the impact of changes in laws and regulations (including federal, state and international tax laws), unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, or the risk of additional tax liabilities in excess of our estimates, our ability to achieve our business strategy, our ability to successfully develop new service offerings, material changes in demand from or loss of large corporate customers as well as changes in their buying practices, risks particular to doing business with government or government contractors, the risk of damage to our brand, our exposure to risks associated with services outside traditional staffing, including business process outsourcing, services of licensed professionals and services connecting talent to independent work, our increasing dependency on third parties for the execution of critical functions, our ability to effectively implement and manage our information technology strategy, the risks associated with past and future acquisitions, including risk of related impairment of goodwill and intangible assets, risks associated with conducting business in foreign countries, including foreign currency fluctuations, risks associated with violations of anti-corruption, trade protection and other laws and regulations, availability of qualified full-time employees, availability of temporary workers with appropriate skills required by customers, liabilities for employment-related claims and losses, including class action lawsuits and collective actions, our ability to sustain critical business applications through our key data centers, risks arising from failure to preserve the privacy of information entrusted to us or to meet our obligations under global privacy laws, the risk of cyberattacks or other breaches of network or information technology security, our ability to realize value from our tax credit and net operating loss carryforwards, our ability to maintain specified financial covenants in our bank facilities to continue to access credit markets, and other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from any forward-looking statements contained herein, and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) connects talented people to companies in need of their skills in areas including Science, Engineering, Education, Office, Contact Center, Light Industrial, and more. We’re always thinking about what’s next in the evolving world of work, and we help people ditch the script on old ways of thinking and embrace the value of all workstyles in the workplace. We directly employ more than 350,000 people around the world, and we connect thousands more with work through our global network of talent suppliers and partners in our outsourcing and consulting practice. Revenue in 2021 was $4.9 billion. Visit kellyservices.com and let us help with what’s next for you.

KLYA-FIN

# # #

MEDIA CONTACT:	ANALYST CONTACT:
Jane Stehney	James Polehna
(248) 765-6864	(248) 244-4586
stehnja@kellyservices.com	james.polehna@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED JULY 3, 2022 AND JULY 4, 2021
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2022	2021	Change		Change	Change

Revenue from services	$1,267.3	$1,258.1	$9.2		0.7%	2.7%

Cost of services	1,004.9	1,027.1	(22.2)		(2.2)

Gross profit	262.4	231.0	31.4		13.6	15.6

Selling, general and administrative expenses	240.1	217.3	22.8		10.6	12.3

Impairment of assets held for sale	18.5	—	18.5		NM

Gain on sale of assets	(4.4)	—	(4.4)		NM

Earnings from operations	8.2	13.7	(5.5)		(40.6)

Gain on investment in Persol Holdings	—	6.3	(6.3)		NM

Other expense, net	(1.1)	(0.3)	(0.8)		(350.6)

Earnings before taxes and equity in net earnings (loss) of affiliate	7.1	19.7	(12.6)		(64.1)

Income tax expense (benefit)	4.9	(2.6)	7.5		282.9

Net earnings before equity in net earnings (loss) of affiliate	2.2	22.3	(20.1)		(90.1)

Equity in net earnings (loss) of affiliate	—	1.7	(1.7)		NM

Net earnings	$2.2	$24.0	$(21.8)		(90.8)

Basic earnings per share	$0.06	$0.60	$(0.54)		(90.0)
Diluted earnings per share	$0.06	$0.60	$(0.54)		(90.0)

STATISTICS:

Permanent placement revenue (included in revenue from services)	$24.8	$18.6	$6.2		33.2%	36.3%

Gross profit rate	20.7%	18.4%	2.3	pts.

Conversion rate	3.1%	5.9%	(2.8)	pts.

Adjusted EBITDA	$31.7	$22.2	$9.5
Adjusted EBITDA margin	2.5%	1.8%	0.7	pts.

Effective income tax rate	68.8%	(13.5)%	82.3	pts.

Average number of shares outstanding (millions):
Basic	37.9	39.4
Diluted	38.2	39.5

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 26 WEEKS ENDED JULY 3, 2022 AND JULY 4, 2021
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2022	2021	Change		Change	Change

Revenue from services	$2,563.7	$2,464.0	$99.7		4.0%	5.8%

Cost of services	2,042.7	2,019.7	23.0		1.1

Gross profit	521.0	444.3	76.7		17.3	19.0

Selling, general and administrative expenses	476.2	420.0	56.2		13.4	14.8

Impairment of assets held for sale	18.5	—	18.5		NM

Gain on sale of assets	(5.3)	—	(5.3)		NM

Earnings from operations	31.6	24.3	7.3		29.8

Gain (loss) on investment in Persol Holdings	(67.2)	36.3	(103.5)		NM

Loss on currency translation from liquidation of subsidiary(1)	(20.4)	—	(20.4)		NM

Other income (expense), net	1.7	(3.7)	5.4		147.2

Earnings (loss) before taxes and equity in net earnings (loss) of affiliate	(54.3)	56.9	(111.2)		NM

Income tax expense (benefit)	(8.1)	7.9	(16.0)		(204.0)

Net earnings (loss) before equity in net earnings (loss) of affiliate	(46.2)	49.0	(95.2)		NM

Equity in net earnings (loss) of affiliate	0.8	0.6	0.2		35.7

Net earnings (loss)	$(45.4)	$49.6	$(95.0)		NM

Basic earnings (loss) per share	$(1.19)	$1.25	$(2.44)		NM
Diluted earnings (loss) per share	$(1.19)	$1.25	$(2.44)		NM

STATISTICS:

Permanent placement revenue (included in revenue from services)	$51.4	$34.6	$16.8		48.5%	51.4%

Gross profit rate	20.3%	18.0%	2.3	pts.

Conversion rate	6.1%	5.5%	0.6	pts.

Adjusted EBITDA	$62.4	$39.1	$23.3
Adjusted EBITDA margin	2.4%	1.6%	0.8	pts.

Effective income tax rate	15.0%	13.8%	1.2	pts.

Average number of shares outstanding (millions):
Basic	38.3	39.4
Diluted	38.3	39.5
(1) Subsequent to the sale of the Persol Holdings investment, the Company commenced the dissolution process of the Kelly Services Japan subsidiary, which was considered substantially liquidated as of the first quarter-end 2022, resulting in the recognition of the $20.4 million loss on currency translation from liquidation of this subsidiary in the first quarter of 2022.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	Second Quarter

			%		CC %
	2022	2021	Change		Change
Professional & Industrial
Revenue from services	$415.8	$466.5	(10.9)%		(10.6)%
Gross profit	77.8	75.2	3.6		3.9
Total SG&A expenses	67.4	69.0	(2.2)		(2.0)
Earnings (loss) from operations	10.4	6.2	68.6

Gross profit rate	18.7%	16.1%	2.6	pts.

Science, Engineering & Technology
Revenue from services	$324.3	$298.2	8.7%		9.0%
Gross profit	75.2	66.5	13.1		13.3
Total SG&A expenses	54.8	46.9	16.9		17.1
Earnings (loss) from operations	20.4	19.6	3.8

Gross profit rate	23.2%	22.3%	0.9	pts.

Education
Revenue from services	$155.5	$105.9	46.8%		46.8%
Gross profit	26.0	16.8	55.0		55.0
Total SG&A expenses	20.4	15.3	33.4		33.4
Earnings (loss) from operations	5.6	1.5	278.6

Gross profit rate	16.7%	15.8%	0.9	pts.

Outsourcing & Consulting
Revenue from services	$124.4	$107.3	16.0%		17.3%
Gross profit	46.2	34.8	32.8		35.3
Total SG&A expenses	39.8	30.1	32.5		34.5
Earnings (loss) from operations	6.4	4.7	34.5

Gross profit rate	37.2%	32.5%	4.7	pts.

International
Revenue from services	$247.6	$280.4	(11.7)%		(4.3)%
Gross profit	37.2	37.7	(1.5)		7.3
Total SG&A expenses	34.6	34.6	(0.1)		8.2
Earnings (loss) from operations	2.6	3.1	(16.3)

Gross profit rate	15.0%	13.4%	1.6	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)

	June Year to Date

			%		CC %
	2022	2021	Change		Change
Professional & Industrial
Revenue from services	$860.1	$934.1	(7.9)%		(7.8)%
Gross profit	160.9	151.1	6.5		6.7
Total SG&A expenses	138.8	138.4	0.3		0.4
Earnings (loss) from operations	22.1	12.7	74.2

Gross profit rate	18.7%	16.2%	2.5	pts.

Science, Engineering & Technology
Revenue from services	$641.4	$552.9	16.0%		16.2%
Gross profit	149.0	119.7	24.5		24.7
Total SG&A expenses	108.0	82.6	30.8		30.9
Earnings (loss) from operations	41.0	37.1	10.5

Gross profit rate	23.2%	21.6%	1.6	pts.

Education
Revenue from services	$328.9	$217.5	51.2%		51.2%
Gross profit	52.6	34.0	54.9		54.9
Total SG&A expenses	39.0	29.5	32.4		32.4
Earnings (loss) from operations	13.6	4.5	203.1

Gross profit rate	16.0%	15.6%	0.4	pts.

Outsourcing & Consulting
Revenue from services	$233.5	$206.6	13.0%		14.1%
Gross profit	83.5	66.1	26.3		28.2
Total SG&A expenses	74.1	58.5	26.7		28.2
Earnings (loss) from operations	9.4	7.6	23.1

Gross profit rate	35.8%	32.0%	3.8	pts.

International
Revenue from services	$500.4	$553.3	(9.5)%		(2.7)%
Gross profit	75.0	73.4	2.1		10.0
Total SG&A expenses	67.8	67.7	0.2		7.4
Earnings (loss) from operations	7.2	5.7	25.7

Gross profit rate	15.0%	13.3%	1.7	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	July 3, 2022	January 2, 2022	July 4, 2021
Current Assets
Cash and equivalents	$133.9	$112.7	$64.4
Trade accounts receivable, less allowances of
$12.0, $12.6, and $12.5, respectively	1,497.9	1,423.2	1,362.5
Prepaid expenses and other current assets	80.6	52.8	82.4
Assets held for sale	24.6	—	—
Total current assets	1,737.0	1,588.7	1,509.3

Noncurrent Assets
Property and equipment, net	25.4	35.3	37.7
Operating lease right-of-use assets	70.1	75.8	83.2
Deferred taxes	298.3	302.8	302.9
Goodwill, net	192.1	114.8	114.8
Investment in Persol Holdings	—	264.3	187.7
Investment in equity affiliate	—	123.4	120.0
Other assets	412.3	389.1	391.3
Total noncurrent assets	998.2	1,305.5	1,237.6

Total Assets	$2,735.2	$2,894.2	$2,746.9

Current Liabilities
Short-term borrowings	$—	$—	$0.1
Accounts payable and accrued liabilities	734.7	687.2	612.6
Operating lease liabilities	15.3	17.5	19.6
Accrued payroll and related taxes	322.4	318.4	337.0
Accrued workers' compensation and other claims	24.4	20.8	22.0
Income and other taxes	50.5	51.3	62.6
Liabilities held for sale	13.7	—	—
Total current liabilities	1,161.0	1,095.2	1,053.9

Noncurrent Liabilities
Operating lease liabilities	57.7	61.4	67.1
Accrued payroll and related taxes	—	57.6	58.5
Accrued workers' compensation and other claims	43.4	37.0	40.8
Accrued retirement benefits	180.2	220.0	214.6
Other long-term liabilities	16.0	86.8	68.2
Total noncurrent liabilities	297.3	462.8	449.2

Stockholders' Equity
Common stock	38.5	40.1	40.1
Treasury stock	(12.5)	(15.1)	(15.3)
Paid-in capital	24.9	23.9	22.3
Earnings invested in the business	1,239.2	1,315.0	1,212.5
Accumulated other comprehensive income (loss)	(13.2)	(27.7)	(15.8)
Total stockholders' equity	1,276.9	1,336.2	1,243.8

Total Liabilities and Stockholders' Equity	$2,735.2	$2,894.2	$2,746.9

STATISTICS:
Working Capital	$576.0	$493.5	$455.4
Current Ratio	1.5	1.5	1.4
Debt-to-capital %	0.0%	0.0%	0.0%
Global Days Sales Outstanding	63	60	60
Year-to-Date Free Cash Flow	$(110.8)	$73.8	$42.7

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 26 WEEKS ENDED JULY 3, 2022 AND JULY 4, 2021
(UNAUDITED)
(In millions of dollars)
	2022	2021
Cash flows from operating activities:
Net earnings (loss)	$(45.4)	$49.6
Adjustments to reconcile net earnings (loss) to net cash from operating activities:
Impairment of assets held for sale	18.5	—
Depreciation and amortization	16.1	14.1
Operating lease asset amortization	9.8	10.7
Provision for credit losses and sales allowances	1.3	—
Stock-based compensation	3.8	2.8
(Gain) loss on investment in Persol Holdings	67.2	(36.3)
Loss on currency translation from liquidation of subsidiary	20.4	—
Gain on foreign currency remeasurement	(5.5)	—
Gain on sale of assets	(5.3)	—
Equity in net (earnings) loss of PersolKelly Pte. Ltd.	(0.8)	(0.6)
Other, net	2.9	2.2
Changes in operating assets and liabilities, net of acquisitions	(190.3)	5.1

Net cash (used in) from operating activities	(107.3)	47.6

Cash flows from investing activities:
Capital expenditures	(3.5)	(4.9)
Proceeds from sale of assets	4.5	—
Acquisition of companies, net of cash received	(143.1)	(219.0)
Proceeds from company-owned life insurance	1.5	10.4
Proceeds from sale of Persol Holdings investment	196.9	—
Proceeds from sale of equity method investment	119.5	—
Proceeds related to loans with equity affiliate	—	5.8
Proceeds from equity securities	—	5.0
Other investing activities	(0.2)	1.0

Net cash from (used in) investing activities	175.6	(201.7)

Cash flows from financing activities:
Net change in short-term borrowings	—	(0.1)
Financing lease payments	(0.4)	(0.3)
Dividend payments	(4.8)	—
Payments of tax withholding for stock awards	(0.8)	(0.6)
Buyback of common shares	(27.2)	—
Contingent consideration payments	(0.7)	—

Net cash used in financing activities	(33.9)	(1.0)

Effect of exchange rates on cash, cash equivalents and restricted cash	0.1	(2.3)

Net change in cash, cash equivalents and restricted cash	34.5	(157.4)
Cash, cash equivalents and restricted cash at beginning of period	119.5	228.1

Cash, cash equivalents and restricted cash at end of period	$154.0	$70.7

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	Second Quarter

			%	CC %
	2022	2021	Change	Change

Americas
United States	$928.9	$894.6	3.8%	3.8%
Canada	40.3	39.5	1.8	6.0
Puerto Rico	28.9	26.9	7.7	7.7
Mexico	11.2	33.1	(66.3)	(66.2)
Total Americas Region	1,009.3	994.1	1.5	1.7

Europe
Switzerland	55.3	54.0	2.4	8.7
France	50.4	57.5	(12.4)	(0.7)
Portugal	42.0	40.6	3.5	17.3
Russia	28.7	33.7	(14.6)	(24.6)
Italy	18.4	19.4	(5.4)	7.4
United Kingdom	16.0	17.7	(9.6)	1.0
Other	35.7	31.8	12.1	28.3
Total Europe Region	246.5	254.7	(3.2)	5.4

Total Asia-Pacific Region	11.5	9.3	24.2	32.1

Total Kelly Services, Inc.	$1,267.3	$1,258.1	0.7%	2.7%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	June Year to Date

			%	CC %
	2022	2021	Change	Change

Americas
United States	$1,885.5	$1,753.1	7.6%	7.6%
Canada	79.4	73.6	7.8	10.1
Puerto Rico	56.5	51.1	10.7	10.7
Mexico	21.5	67.7	(68.3)	(68.1)
Total Americas Region	2,042.9	1,945.5	5.0	5.1

Europe
Switzerland	110.3	106.7	3.4	7.5
France	105.0	111.8	(6.1)	3.6
Portugal	83.9	84.3	(0.5)	9.9
Russia	58.4	66.3	(11.9)	(9.4)
Italy	37.9	37.5	0.8	11.3
United Kingdom	31.0	34.7	(10.7)	(4.0)
Other	72.0	59.6	20.8	33.9
Total Europe Region	498.5	500.9	(0.5)	7.4

Total Asia-Pacific Region	22.3	17.6	26.7	33.7

Total Kelly Services, Inc.	$2,563.7	$2,464.0	4.0%	5.8%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
SECOND QUARTER
(UNAUDITED)
(In millions of dollars)

	2022				2021
Earnings (loss) from Operations:	As Reported	Gain on sale of assets(3)	Impairment of assets held for sale(4)	Adjusted	As Reported
Professional & Industrial	$10.4	$—	$—	$10.4	$6.2
Science, Engineering & Technology	20.4	—	—	20.4	19.6
Education	5.6	—	—	5.6	1.5
Outsourcing & Consulting	6.4	—	—	6.4	4.7
International	2.6	—	—	2.6	3.1
Corporate	(23.1)	—	—	(23.1)	(21.4)
Impairment of assets held for sale	(18.5)	—	18.5	—	—
Gain on sale of assets	4.4	(4.4)	—	—	—
Total Company	$8.2	$(4.4)	$18.5	$22.3	$13.7

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
JUNE YEAR TO DATE
(UNAUDITED)
(In millions of dollars)

	2022				2021
Earnings (loss) from Operations:	As Reported	Gain on sale of assets(3)	Impairment of assets held for sale(4)	Adjusted	As Reported
Professional & Industrial	$22.1	$—	$—	$22.1	$12.7
Science, Engineering & Technology	41.0	—	—	41.0	37.1
Education	13.6	—	—	13.6	4.5
Outsourcing & Consulting	9.4	—	—	9.4	7.6
International	7.2	—	—	7.2	5.7
Corporate	(48.5)	—	—	(48.5)	(43.3)
Impairment of assets held for sale	(18.5)	—	18.5	—	—
Gain on sale of assets	5.3	(5.3)	—	—	—
Total Company	$31.6	$(5.3)	$18.5	$44.8	$24.3

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Second Quarter		June Year to Date
	2022	2021	2022	2021
Income tax expense (benefit)	$4.9	$(2.6)	$(8.1)	$7.9
Taxes on investment in Persol Holdings(1)	—	(1.9)	18.4	(11.1)
Taxes on foreign currency matters(2)	—	—	(1.5)	—
Taxes on gain on sale of assets(3)	(1.1)	—	(1.3)	—
Taxes on impairment of assets held for sale(4)	—	—	—	—
Adjusted income tax expense (benefit)	$3.8	$(4.5)	$7.5	$(3.2)

	Second Quarter		June Year to Date
	2022	2021	2022	2021
Net earnings (loss)	$2.2	$24.0	$(45.4)	$49.6
(Gain) loss on investment in Persol Holdings, net of taxes(1)	—	(4.4)	48.8	(25.2)
Loss on foreign currency matters, net of taxes(2)	—	—	16.4	—
Gain on sale of assets, net of taxes(3)	(3.3)	—	(4.0)	—
Impairment of assets held for sale, net of taxes(4)	18.5	—	18.5	—
Adjusted net earnings	$17.4	$19.6	$34.3	$24.4

	Second Quarter		June Year to Date
	2022	2021	2022	2021
	Per Share		Per Share
Net earnings (loss)	$0.06	$0.60	$(1.19)	$1.25
(Gain) loss on investment in Persol Holdings, net of taxes(1)	—	(0.11)	1.27	(0.63)
Loss on foreign currency matters, net of taxes(2)	—	—	0.43	—
Gain on sale of assets, net of taxes(3)	(0.08)	—	(0.10)	—
Impairment of assets held for sale, net of taxes(4)	0.48	—	0.48	—
Adjusted net earnings	$0.45	$0.49	$0.90	$0.61

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Second Quarter		June Year to Date
	2022	2021	2022	2021
Net earnings (loss)	$2.2	$24.0	$(45.4)	$49.6
Other (income) expense, net(2)	1.1	0.3	(1.7)	3.7
Income tax expense (benefit)	4.9	(2.6)	(8.1)	7.9
Depreciation and amortization	9.4	8.5	17.6	14.8
EBITDA	17.6	30.2	(37.6)	76.0
Equity in net (earnings) loss of affiliate	—	(1.7)	(0.8)	(0.6)
(Gain) loss on investment in Persol Holdings(1)	—	(6.3)	67.2	(36.3)
Loss on foreign currency matters(2)	—	—	20.4	—
Gain on sale of assets(3)	(4.4)	—	(5.3)	—
Held for sale impairment charge(4)	18.5	—	18.5	—
Adjusted EBITDA	$31.7	$22.2	$62.4	$39.1
Adjusted EBITDA margin	2.5%	1.8%	2.4%	1.6%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2022 sale of the Persol Holdings investment, the 2022 and 2021 gains and losses on the fair value changes of the investment in Persol Holdings, the 2022 losses on foreign currency matters, the 2022 gains on sale of assets and the impairment of assets held for sale, are useful to understand the Company's fiscal 2022 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit. In 2021, the gain on the investment in Persol Holdings represents the change in fair value of the investment during the period presented and the related tax expense.

(2) In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company's Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity's USD-denominated cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(3) Gain on sale of assets in 2022 is related to the sale of under-utilized real property in the second quarter of 2022 and other real property sold in the first quarter of 2022.

(4) Impairment of assets held for sale represents the write-down of the net assets of the Russian operations that are classified as held for sale as of the second quarter of 2022.